EXHIBIT 99.1

PR Contact Jules Abraham Lippert/Heilshorn & Associates jabraham@lhai.com (212) 838-3777	IR Contact Jody Burfening Lippert/Heilshorn & Associates jburfening@lhai.com (212) 838-3777

FOR IMMEDIATE RELEASE

GlobalOptions Group Announces Fourth Quarter Results
Company Delivers 20% Revenue Growth to Reach $104.2 Million in 2008

NEW YORK, March 10, 2009 – GlobalOptions Group, Inc. (NASDAQ: GLOI), a leading provider of domestic and international risk mitigation and management services, today announced results for the fourth quarter and year ended December 31, 2008.

Revenue for the fourth quarter was $27.0 million as compared to $21.7 million for the same period in 2007.  EBITDA (earnings before interest, taxes, depreciation and amortization) was $86 thousand compared to a loss of $8.5 million for the fourth quarter of 2007. Operating loss for the quarter was $1.0 million compared to an operating loss of $8.7 million for the fourth quarter of last year.   Included in fourth quarter 2008 results were one-time charges of $0.6 million for restructuring charges related to office closings and costs related to reducing headcount and $0.7 million of stock-based compensation related to the settlement of the earn-out in connection with the acquisition of James Lee Witt & Associates.  Included in the fourth quarter 2007 results was a $5.1 million impairment charge arising from the year-end review of the carrying value of goodwill.  EBITDA before these charges was $1.4 million for the fourth quarter of 2008 compared to a loss of $3.3 million for the same period last year.

The company reported a net loss of $1.2 million, or $0.12 per share, based on 9.9 million weighted average shares outstanding for the 2008 fourth quarter compared to a net loss of $9.5 million, or $1.22 per share, on 7.8 million weighted average shares for the 2007 fourth quarter. The change in weighted average shares outstanding reflects principally the company’s 2007 equity restructuring for 1.5 million shares and the company’s October 2007 secondary public offering of 4.5 million shares.  Before the aforementioned charges, the company reported net income of $124 thousand, or $0.01 per share, for the 2008 fourth quarter compared to a net loss of $4.4 million, or $0.56 per share, for the 2007 fourth quarter.

For the year ended December 31, 2008, GlobalOptions reported revenue of $104.2 million, versus $87.1 million in 2007.  EBITDA was a loss of $3.2 million compared to a loss of $23.5 million in 2007. The company reported an operating loss of $7.6 million compared to $26.7 million in 2007 and a net loss of $8.0 million, or $0.81 per share, compared to a net loss of $27.9 million, or $6.69 per share in 2007.   Included in the 2008 results are one-time charges of $0.6 million for restructuring charges and $0.7 million of stock based compensation related to the settlement of the earn-out in connection with the acquisition of James Lee Witt & Associates.  For 2007, the net results included a non-recurring charge of $6.3 million related to the settlement of the earn-out in connection with the acquisition of James Lee Witt & Associates and a $5.1 million impairment charge arising from the company’s year-end review of the carrying value of its goodwill.   Net loss for the year ended 2008 before one-time charges was $6.6 million, or $0.67 per share, compared to $16.5 million, or $3.94 per share, for the same period last year.

“During the fourth quarter, Fraud and SIU services experienced more pronounced seasonality  and our forensic accounting and litigation support business experienced some softness, causing revenues to come in just shy of our expectations. Once again, we posted year-over-year revenue growth in each of our business units as our reputation as a leading, branded provider of risk management services continues to gain currency among public and private sector customers,” said Dr. Harvey W. Schiller, chairman and chief executive officer of GlobalOptions Group.   “By reducing costs during the year through efficiency and streamlining initiatives, clearing out nearly all of our acquisition debt and withdrawing 2008 executive year-end bonuses, we achieved positive net income for the quarter, before one-time charges.”

“We’ve entered 2009 with a plan to deliver organic revenue growth between 10% and 15%,” added Dr. Schiller.  “Economic headwinds notwithstanding and recognizing that we are not entirely immune to recessionary forces, we believe demand for GlobalOptions’ diverse services will remain strong. State and local governments will continue to spend on pre-event preparedness planning and disaster relief support; insurance companies will continue to outsource Fraud and SIU work; and, healthcare and educational entities will continue to invest in securing their facilities.  In addition, the healthcare and educational construction projects envisioned under the recently-passed stimulus package create opportunities for our security consulting business.”

“Across the organization we are implementing sales and marketing initiatives designed to win more contracts from cross selling activities, to further leverage our technology assets and to extend our footprint into under-penetrated market segments including disability insurance, life insurance, trucking and law enforcement,” concluded Dr. Schiller.  “By applying strict discipline to spending and continuing to extract savings and improve productivity, we expect bottom-line increases to outpace top-line growth.  As a $100 million-plus business with a profitable business model, GlobalOptions is fully prepared to leverage its comprehensive services platform and human and technology capital to capture greater market share and extend our leadership position in 2009.”

Financial Measures
In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, the Company presents EBITDA and EBITDAS which are non-GAAP measures.  EBITDA is determined by taking the net loss and adding back amortization of intangible assets, depreciation and amortization of property and equipment and interest expense (income), net.  EBITDAS is determined by taking EBITDA and then adding back stock based compensation expense.  The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provides useful information to investors because these metrics provide a more focused measure of operating results.  These metrics are an integral part of the Company’s internal reporting to measure operations of the company and the performance of senior management.  A reconciliation to comparable GAAP measures is available in the accompanying schedule.  The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Conference Call
GlobalOptions Group will host an earnings conference call at 10:00 a.m. Eastern on March 10, 2008.  During the call, Dr. Harvey Schiller, Chairman and Chief Executive Officer, and Jeff Nyweide, Chief Financial Officer, will discuss the Company’s performance and financial results.

The telephone number for the conference call is 888-634-9408.  A live webcast of the call will also be available on the company's website, www.GlobalOptions.com.

The webcast will be archived on the site, and investors will be able to access an encore recording of the conference call for one week by calling 800-642-1687, conference ID# 86958997.  The encore recording will be available two hours after the conference call has concluded.

GlobalOptions Group

GlobalOptions Group, with headquarters in New York City and offices in 15 cities, is a provider of high-end risk assessment and mitigation services to Fortune 1000 corporations, governmental organizations and high-profile individuals throughout the world.  GlobalOptions Group’s services currently include risk management and security, investigations and litigation support, and crisis management.  These engagements take GlobalOptions Group staff around the world and are typically highly-sensitive engagements where GlobalOptions Group is interacting with senior leaders in corporations and governments.  Its overall mission is to identify, evaluate, assess, prevent and correct issues that may threaten people, organizations or strategic initiatives for corporations or governments.  Additional information can be found at www.globaloptions.com.

Statements in this press release regarding the company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. The company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1994, and as such, speak only as of the date made. To the extent the content of this press release includes forward-looking statements, they involve various risks and uncertainties including the successful integration of acquired businesses and revenue run rates.

Certain of these risks and uncertainties will be described in greater detail in GlobalOptions Group’s' filings with the Securities and Exchange Commission. GlobalOptions Group is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(dollars in thousands, except per share amount)
(unaudited)

ASSETS	December 31,
	2008	2007

Current assets:
Cash and cash equivalents	$5,276	$4,426
Accounts receivable, net	27,485	25,213
Inventories, net	2,522	2,326
Prepaid expenses and other current assets	862	792
Total current assets	36,145	32,757

Property and equipment, net	5,834	5,570
Intangible assets, net	5,981	7,270
Goodwill	19,968	19,768
Security deposits and other assets	553	578
Total assets	$68,481	$65,943

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Line of credit	$7,093	$—
Notes payable	400	800
Obligation to issue common stock	—	2,160
Accounts payable	6,199	5,723
Deferred revenues	585	543
Accrued compensation and related benefits	3,155	3,740
Other current liabilities	1,966	2,170
Total current liabilities	19,398	15,136

Long-term liabilities:
Notes payable, less current portion	—	396
Other long-term obligations	838	454
Total long-term liabilities	838	850

Total liabilities	20,236	15,986

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, 14,900,000 shares authorized, no shares issued or outstanding
Series D convertible preferred stock, non-voting, $0.001 par value, 100,000 shares authorized, dividends do not accrue, no anti-dilution protection, 55,388.37 and 55,989.52 shares
issued and outstanding, convertible into 3,692,743 and 3,732,821 shares of common stock	—	—
at December 31, 2008 and 2008, respectively, liquidation preference of $0.001 per share or $0.
Common stock, $0.001 par value; 100,000,000 shares authorized;
10,486,935 shares issued and 10,379,868 shares outstanding at December 31, 2008, and
9,660,269 shares issued and outstanding at December 31, 2007	10	10
Additional paid-in capital	108,989	102,537
Accumulated deficit	(60,546)	(52,590)
Treasury stock; at cost, 107,067 and 0 shares at December 31, 2008 and December 31, 2007, respectively	(208)	—
Total stockholders' equity	48,245	49,957
Total liabilities and stockholders' equity	$68,481	$65,943

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(dollars in thousands, except per share amount)
(unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2008	2007	2008	2007

Revenues	$26,946	$21,702	$104,187	$87,131

Cost of revenues	15,590	13,135	59,939	48,969
Gross profit	11,356	8,567	44,248	38,162

Operating expenses:

Selling and marketing	3,130	2,564	11,504	14,821

General and administrative	9,245	9,534	40,348	44,908

Impairment loss on goodwill and intangibles	—	5,144	—	5,144

Total operating expenses	12,375	17,242	51,852	64,873

Loss from operations	(1,019)	(8,675)	(7,604)	(26,711)

Other income (expense):

Interest income	3	29	27	297

Interest (expense)	(181)	(68)	(379)	(813)

Other income	—	—	—	100

Prepayment premium	—	(800)	—	(800)

Other income (expense), net	(178)	(839)	(352)	(1,217)

Net loss	$(1,197)	$(9,514)	$(7,956)	$(27,928)

Basic and diluted net loss per share	$(0.12)	$(1.22)	$(0.81)	$(6.69)

Weighted average number of common shares
outstanding - basic and diluted	9,871,121	7,778,788	9,834,069	4,177,435

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Information
(dollars in thousands)
(unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2008	2007	2008	2007

EBITDA, EBITDAS - Including One-Time Charges

Net Loss (GAAP)	$(1,197)	$(9,514)	$(7,956)	$(27,928)
Add back the items:
Depreciation and amortization of property and equipment	370	155	1,407	1,012
Amortizations of intangible assets	735	845	2,959	2,905
Interest (income) expense, net	178	39	352	516
EBITDA	86	(8,475)	(3,238)	(23,495)
Add back:
Stock-based compensation expense	1,237	671	4,258	3,330
EBITDAS	$1,323	$(7,804)	$1,020	$(20,165)

EBITDA, EBITDAS - Before One-Time Charges

Net Loss (GAAP)	$(1,197)	$(9,514)	$(7,956)	$(27,928)
One-Time Charges:
Restructuring	601	—	601	—
Stock-based Compensation - James Lee Witt Earn-Out	720	—	720	—
Settlement of Earnout - Non-stock based portion				6,330
Goodwill Impairment Charge	—	5,144	—	5,144
Net Income (Loss) Before One-Time Charges	124	(4,370)	(6,635)	(16,454)
Add back the items:
Depreciation and amortization of property and equipment	370	155	1,407	1,012
Amortizations of intangible assets	735	845	2,959	2,905
Interest (income) expense, net	178	39	352	516
EBITDA - Before One-Time Charges	1,407	(3,331)	(1,917)	(12,021)
Add back:
Stock-based compensation expense - Not Included in One-Time Charges	517	671	3,538	3,330
EBITDAS - Before One-Time Charges	$1,924	$(2,660)	$1,621	$(8,691)